                                                  HEI Exhibit 12.1 (page 1 of 3)
                                                  ----------------

Hawaiian Electric Industries, Inc. and subsidiaries
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(unaudited)
                                                          Nine months ended September 30,
                                                  -----------------------------------------------
(dollars in thousands)                             1996 (1)    1996 (2)    1995 (1)    1995 (2)
-------------------------------------------------------------------------------------------------
FIXED CHARGES
Total interest charges
   The Company (3)..............................     $ 93,927    $164,243    $ 86,017    $151,858
   Proportionate share of
    fifty-percent-owned persons.................          538         538         705         705
Interest component of rentals...................        2,866       2,866       2,913       2,913
Pretax preferred stock dividend
 requirements of subsidiaries...................        8,429       8,429       8,661       8,661
                                                     --------    --------    --------    --------
TOTAL FIXED CHARGES.............................     $105,760    $176,076    $ 98,296    $164,137
                                                     ========    ========    ========    ========

EARNINGS
Pretax income...................................     $100,372    $100,372    $106,880    $106,880
Fixed charges, as shown.........................      105,760     176,076      98,296     164,137
Interest capitalized
   The Company..................................       (4,570)     (4,570)     (4,741)     (4,741)
   Proportionate share of
    fifty-percent-owned persons.................         (538)       (538)       (705)       (705)
                                                     --------    --------    --------    --------
EARNINGS AVAILABLE FOR FIXED CHARGES............     $201,024    $271,340    $199,730    $265,571
                                                     ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES..............         1.90        1.54        2.03        1.62
                                                     ========    ========    ========    ========

(1)  Excluding interest on ASB deposits.

(2)  Including interest on ASB deposits.

(3) Total interest charges exclude interest on nonrecourse debt from leveraged leases which is not included in interest expense in HEI's consolidated statements of income.

                                                  HEI Exhibit 12.1 (page 2 of 3)
                                                  ----------------


Hawaiian Electric Industries, Inc.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




                                                                 Years ended December 31,
                                        -----------------------------------------------------------------------
(dollars in thousands)                     1995 (1)    1995 (2)    1994 (1)    1994 (2)    1993 (1)    1993 (2)
---------------------------------------------------------------------------------------------------------------
FIXED CHARGES
Total interest charges
  The Company (3).......................   $117,494    $206,790    $ 82,306    $158,815    $ 68,254    $145,905
  Proportionate share of
    fifty-percent-owned persons.........        867         867         539         539         564         564
Interest component of rentals...........      3,857       3,857       3,819       3,819       3,944       3,944
Pretax preferred stock dividend
 requirements of subsidiaries...........     11,433      11,433      11,899      11,899      11,018      11,018
                                           --------    --------    ---------   ---------   --------    --------

TOTAL FIXED CHARGES.....................   $133,651    $222,947    $ 98,563    $175,072    $ 83,780    $161,431
                                           ========    ========    ========    ========    ========    ========


EARNINGS
Pretax income from continuing
 operations.............................   $133,233    $133,233    $126,049    $126,049    $108,770    $108,770
Fixed charges, as shown.................    133,651     222,947      98,563     175,072      83,780     161,431
Interest capitalized
  The Company...........................     (6,337)     (6,337)     (4,924)     (4,924)     (3,881)     (3,881)
  Proportionate share of
    fifty-percent-owned persons.........       (867)       (867)       (539)       (539)       (408)       (408)
                                           --------    --------    --------    --------    --------    --------

 EARNINGS AVAILABLE FOR FIXED CHARGES....  $259,680    $348,976    $219,149    $295,658    $188,261    $265,912
                                           ========    ========    ========    ========    ========    ========

 RATIO OF EARNINGS TO FIXED CHARGES......      1.94        1.57        2.22        1.69        2.25        1.65
                                           ========    ========    ========     =======    ========    ========

(1) Excluding interest on ASB deposits.

(2) Including interest on ASB deposits.

(3) Total interest charges exclude interest on nonrecourse debt from leveraged leases which is not included in interest expense in HEI's consolidated statements of income.

                                                  HEI Exhibit 12.1 (page 3 of 3)
                                                  ----------------


Hawaiian Electric Industries, Inc.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                     Years ended December 31,
                                        -----------------------------------------------
(dollars in thousands)                     1992 (1)    1992 (2)    1991 (1)    1991 (2)
---------------------------------------------------------------------------------------
FIXED CHARGES
Total interest charges
  The Company (3).......................   $ 67,559    $161,756    $ 69,957    $168,691
  Proportionate share of
    fifty-percent-owned persons.........      1,051       1,051       1,875       1,875
Interest component of rentals...........      3,254       3,254       2,231       2,231
Pretax preferred stock dividend
 requirements of subsidiaries...........      9,606       9,606      10,449      10,449
                                           --------    --------    --------    --------

TOTAL FIXED CHARGES.....................   $ 81,470    $175,667    $ 84,512    $183,246
                                           ========    ========    ========    ========

EARNINGS
Pretax income from continuing
 operations.............................   $ 91,244    $ 91,244    $ 87,953    $ 87,953
Undistributed earnings from less than
 fifty-percent-owned persons............       (244)       (244)       (278)       (278)
Fixed charges, as shown.................     81,470     175,667      84,512     183,246
Interest capitalized
  The Company...........................     (2,104)     (2,104)     (1,945)     (1,945)
  Proportionate share of
    fifty-percent-owned persons.........       (803)       (803)     (1,875)     (1,875)
                                           --------     -------    --------    --------

EARNINGS AVAILABLE FOR FIXED CHARGES....   $169,563    $263,760    $168,367    $267,101
                                           ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES......       2.08        1.50        1.99        1.46
                                           ========    ========     =======    ========


(1) Excluding interest on ASB deposits.

(2) Including interest on ASB deposits.

(3) Total interest charges exclude interest on nonrecourse debt from leveraged leases which is not included in interest expense in HEI's consolidated statements of income.